SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2005

M-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

475 Industrial Drive, West Chicago, Illinois 60185
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630)562-5550

Section 8 – Other Events

Item 8.01.       Other Events.

In previous public disclosures, we had projected 2005 revenue of $34.6 million and $400,000-$500,000 in 2005 net earnings.  However, the results of M-Wave DBS, a new division established upon the acquisition of Jayco Ventures, Inc., have to date fallen short of expectations due to working capital limitations.

By this filing, we are announcing revised estimates for the year of approximately $31.0 million in revenues, and a pre-tax loss of approximately $654,000.  We also are announcing that we no longer intend to publicly announce further revisions to such estimates, even though we expect to make revised estimates from time to time for management’s use, some of which may be material, as dictated by changes in the industry, the economy, our business, and other factors.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

                                                                                                       M-WAVE, INC.

(Registrant)

                                                                                                By         /s/ Jim M. Mayer

                                                                                                            Jim M. Mayer

                                                                                                            Chief Executive Officer

Dated: June 30, 2005